FUND PARTICIPATION AGREEMENT

AMENDMENT NO. 3

September 1, 2002

THIS AGREEMENT made as of the 17th day of February, 1998, and amended on April 17, 2000, and May 1, 2001, by and among LORD ABBETT SERIES FUND, INC. ("FUND"), a Maryland Corporation, LORD, ABBETT & CO. ("ADVISER"), a New York Partnership, SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a life insurance company organized as a corporation under the laws of the state of Delaware, and SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK, a life insurance company organized as a corporation under the laws of the State of New York (each insurance company is hereinafter referred to as the "COMPANY"), is hereby amended as follows:

  Appendix B is deleted in its entirety and replaced with the following:

Appendix B

Separate Accounts Selected Portfolios

Sun Life of Canada (U.S.) Variable Account F International Portfolio

Growth and Income Portfolio

Mid Cap Value Portfolio

Sun Life of Canada (U.S.) Variable Account G International Portfolio

Growth and Income Portfolio

Mid Cap Value Portfolio

Sun Life (NY) Variable Account C International Portfolio

Growth and Income Portfolio

Mid Cap Value Portfolio

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers signing below.

Effective Date: September 1, 2001

LORD ABBETT SERIES FUND, INC.

By: _______________________________

Name:

Title:

LORD, ABBETT & CO.

By: _______________________________

Name:

Title:

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

By: ________________________________________

Name:

Title:

By: ________________________________________

Name:

Title:

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

By: _______________________________________

Name:

Title:

By: _______________________________________

Name:

Title:

J:\GC\LAWDEPT\Pheld 2002\Participation Agreements\Lord Abbett\Lord Abbett Part. Agreement No 3 (9.1.01).doc